Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2018 Results

TYSONS, VA (May 3, 2018) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2018. Highlights include:

First Quarter 2018 Highlights

•

Comparable RevPAR was $165.57, an increase of 1.1% from the same period in 2017; excluding the effect of renovations at several key hotels during the quarter, Comparable RevPAR increased 2.0% from the same period in 2017;

•	Net income was $149 million and net income attributable to stockholders was $150 million;
•	Adjusted EBITDA was $174 million, a decrease of 1.7% over the same period in 2017;
•	Adjusted FFO attributable to stockholders was $137 million, a decrease of 0.7% over the same period in 2017;
•	Diluted earnings per share was $0.71;
•	Diluted Adjusted FFO per share was $0.65, an increase of 1.6% over the same period in 2017;
•	Comparable Hotel Adjusted EBITDA margin was 26.9%, a decrease of 10 bps from the same period in 2017;
•	Completed the sale of 12 hotels for total gross proceeds of $379 million and used most of the net proceeds to repurchase 14,000,000 shares of Park’s common stock at $24.85 per share; and
•	Under contract to sell the Hilton Berlin (40% JV interest) at a price per key of over $610,000.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am pleased to report another successful quarter with results coming in ahead of our expectations. I am incredibly proud of the team’s unwavering focus on creating shareholder value as we continue to execute on our stated objectives of prudent capital allocation and operational excellence by recycling capital from the sale of non-core assets to repurchase stock at a price significantly below our NAV and by delivering relative margin outperformance. As we look out over the balance of the year, we continue to observe improving fundamentals across our portfolio, especially on the group side with pace up 60 basis points in 2018 to 3.6%, while 2019 pace is nearing 7%.”

Selected Statistical and Financial Information
(unaudited, dollars in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended March 31,
	2018	2017	Change
Comparable RevPAR	$165.57	$163.83	1.1%
Comparable Occupancy	78.5%	78.5%	—	% pts
Comparable ADR	$210.83	$208.64	1.0%

Net income(1)	$149	$2,350	NM(2)
Net income attributable to stockholders(1)	$150	$2,350	NM(2)

Adjusted EBITDA	$174	$177	(1.7)%
Comparable Hotel Adjusted EBITDA	$159	$159	—%
Comparable Hotel Adjusted EBITDA margin	26.9%	27.0%	(10	) bps
Adjusted FFO attributable to stockholders	$137	$138	(0.7)%

Earnings per share - Diluted(1)(3)	$0.71	$11.01	NM(2)
Adjusted FFO per share - Diluted(3)	$0.65	$0.64	1.6%
Weighted average shares outstanding - Diluted	212	213	(1)

(1)	The three months ended March 31, 2017 includes an income tax benefit from the derecognition of deferred tax liabilities of $2,288 million associated with Park’s intent to elect REIT status.
(2)	Percentage change is not meaningful.
(3)	Per share amounts are calculated based on unrounded numbers.

Top 10 Hotels

RevPAR at Park’s Top 10 Hotels, which account for approximately 70% of Hotel Adjusted EBITDA, increased 1.5% due to a 0.4% pt. increase in occupancy and a 1.0% increase in rate, as compared to the same period in 2017. Highlights within the Top 10 Hotels include:

•	Hilton Hawaiian Village Waikiki Beach Resort: RevPAR growth was 0.9% due to an increase in rate from increased transient demand offset by weaker group demand for the quarter;
•

New York Hilton Midtown: RevPAR declined 1.0% due to weak transient demand coupled with disruption from rooms renovation during the quarter; excluding the renovation disruption RevPAR would have increased an estimated 1.8%;

•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR declined 0.7% due to decreases in rate driven by a decrease in group events as compared to the prior year coupled with the disruption from the last phase of rooms renovation at the Hilton San Francisco Union Square completed in early February; excluding the renovation disruption combined RevPAR would have increased an estimated 0.2%;

•	Hilton Waikoloa Village: RevPAR growth was 9.5% due to an increase in the number of flights to Kona and group demand, which yielded an increased transient rate;
•	Hilton New Orleans Riverside: RevPAR growth was 3.2% due to an increase in occupancy from very strong transient demand offset by weaker group demand due to the loss of a city-wide event in January;
•	Hilton Chicago: RevPAR declined 7.2% as a result of a decrease in rate from group business relative to last year;
•	Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR growth was 7.2% primarily from strong growth in transient rate across the complex and strong group business; and
•	Casa Marina, A Waldorf Astoria Resort: RevPAR declined 0.4% from a decrease in transient demand that was partially offset by a strong increase in group business.

Total Consolidated Comparable Hotels

Comparable RevPAR increased 1.1% for the quarter primarily due to a 1.0% increase in rate, as compared to the same period in 2017. Transient rooms revenue increased 1.0%, offset by a 2.2% decline in group rooms revenue primarily due to a decrease in corporate events and conventions. Highlights across comparable hotels and select markets include:

•

Florida: RevPAR growth was 6.0%, attributable to strong group business in both Orlando and Key West as well as increased transient revenue from leisure business due to the timing of the Easter holiday occurring earlier than in 2017;

•	Northern California: RevPAR growth was 1.9%, primarily attributable to increased occupancy as a result of increased transient and contract demand;
•	New Orleans: RevPAR growth was 2.3%, primarily attributable to increased occupancy from an increase in transient business;
•

Southern California: RevPAR declined 6.7% due to decreases in both rate and occupancy, primarily from the renovation at the recently converted Hilton Santa Barbara Beachfront Resort (formerly The Fess Parker Santa Barbara Hotel – a DoubleTree Resort), which was completed in April 2018; and

•	Washington, D.C.: RevPAR declined 13.0% due to weaker transient demand in 2018 due to the inauguration occurring in 2017, contributing to a decrease in both rate and occupancy.

Hurricanes Irma and Maria

In September 2017, Hurricanes Irma and Maria caused damage and disruption at the Caribe Hilton in San Juan, Puerto Rico and Park’s two hotels in Key West, Florida. During the three months ended March 31, 2018, Park incurred an additional $7 million of expenses, and based upon additional information obtained during the period, recognized an additional loss of $22 million for property and equipment damaged during the hurricanes. The amounts were offset by the recognition of an additional insurance receivable of $29 million. Park expects the Caribe Hilton to remain closed for almost all of 2018 and the results of operations of that property are presented as non-comparable. Full year 2017 EBITDA, prior to the hurricanes, was projected to be $8 million.

Park expects that insurance proceeds, excluding any applicable insurance deductibles, will be sufficient to cover a significant portion of the property damage to the hotels and the near-term loss of business. Park has received $20 million of property and casualty insurance proceeds to date for both Key West hotels and the Caribe Hilton, including $18 million received in the first quarter. No business interruption insurance proceeds have been received to date.

Dispositions

During the three months ended March 31, 2018, Park completed the sale of the following 12 hotels in four separate transactions (the results of these hotels are presented as non-comparable):

Hotel	Location	Month Sold	Room Count	Gross Proceeds
Hilton Rotterdam	Rotterdam, Netherlands	January 2018	254	$62.2
			254	62.2
Embassy Suites Portfolio(1)
Embassy Suites by Hilton Kansas City Overland Park	Overland Park, Kansas	February 2018	199	25.0
Embassy Suites by Hilton San Rafael Marin County	San Rafael, California	February 2018	236	37.9
Embassy Suites by Hilton Atlanta Perimeter Center	Atlanta, Georgia	February 2018	241	32.9
			676	95.8
UK Portfolio(1)
Hilton Blackpool	Blackpool, United Kingdom	February 2018	278	N/A
Hilton Belfast	Belfast, United Kingdom	February 2018	198	N/A
Hilton London Angel Islington	London, United Kingdom	February 2018	188	N/A
Hilton Edinburgh	Grosvenor, United Kingdom	February 2018	184	N/A
Hilton Coylumbridge	Aviemore, United Kingdom	February 2018	175	N/A
Hilton Bath City	Bath, United Kingdom	February 2018	173	N/A
Hilton Milton Keynes	Keynes, United Kingdom	February 2018	138	N/A
			1,334	188.5

Hilton Durban	Durban, South Africa	February 2018	328	32.5
			328	32.5
Total			2,592	$379.0

(1)	Hotels were sold as a portfolio.

In April 2018, Park and the other joint venture owners of the entities that own the Hilton Berlin entered into an agreement to sell the ownership interest in these entities for a gross sales price of approximately $367 million, or $610,000 per key, which is subject to customary adjustments. The transaction is currently expected to close in May 2018, subject to the completion of a local regulatory process. Park owns a 40% interest in the joint venture, which has no debt outstanding, and expects to receive net proceeds of approximately $140 million subject to the aforementioned adjustments. Subsequent to the closing of the sale, Park currently expects to declare a special dividend in the range of $80 million to $90 million, subject to approval by its Board of Directors.

Balance Sheet and Liquidity

Park had the following debt outstanding as of March 31, 2018:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2018
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Total Fixed Rate Debt		4.16%(1)		2,177

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	—
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt		3.36%(1)		780

Less: unamortized deferred financing costs and discount				(11)
Total Debt(4)		3.95%(1)		$2,946

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.

(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $236 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $280 million as of March 31, 2018, including $108 million of restricted cash. Restricted cash included $94 million related to proceeds from the sale of the Embassy Suites Portfolio that was released from restriction in April 2018.

In March 2018, Park repurchased and retired 14,000,000 shares of Park’s common stock for $348 million, or $24.85 per share, from an affiliate of HNA Tourism Group Co. Ltd (“HNA”) concurrently with the closing of HNA’s secondary offering of Park’s common stock.

Capital Investments

Park invested $48 million in the first quarter on capital improvements at its hotels, including $30 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

•

Hilton Santa Barbara Beachfront Resort: $4 million primarily on the conversion from a Doubletree to a Hilton; which was completed in April 2018. Total project spend was $14 million and included a complete remodel of the hotel’s 360 rooms and bathrooms, a full renovation of the hotel’s 40,000 square feet of meeting space, while further enhancing the arrival experience with entirely new flooring, soft seating and case goods throughout the lobby. Comparable RevPAR decreased an estimated 35 basis points from these renovations during the first quarter;

•

New York Hilton Midtown: $12 million primarily on phase four of guest room renovations. Total project spend was $26 million and included a full renovation of 371 rooms. Comparable RevPAR decreased an estimated 23 basis points from these renovations during the first quarter;

•

Hilton San Francisco Union Square: $5 million primarily on the final phase of guest room renovations. Total project spend was $16 million and included a full renovation of 407 existing rooms, while converting excess office space into two rooms. Comparable RevPAR decreased an estimated 13 basis points from these renovations during the first quarter;

•

Hilton Short Hills: $2 million primarily on renovations to add 10 new rooms to the property, new bathrooms and soft goods. Total project spend is anticipated to be about $8 million and is expected to be completed by the second quarter. Comparable RevPAR decreased an estimated 13 basis points from these renovations during the first quarter;

•	DoubleTree Ontario: $2 million primarily on guest room renovations. Comparable RevPAR decreased an estimated 8 basis points from these renovations during the first quarter; and
•	Hilton Chicago: $4 million primarily on ballroom renovations.

Dividends

Park declared a first quarter 2018 cash dividend of $0.43 per share to stockholders of record as of March 30, 2018. The first quarter 2018 cash dividend was paid on April 16, 2018.

On April 27, 2018, Park declared a second quarter 2018 cash dividend of $0.43 per share to be paid on July 16, 2018 to stockholders of record as of June 29, 2018.

Full Year 2018 Outlook

Park has updated its 2018 guidance that was previously provided on March 9, 2018 following the repurchase of 14,000,000 shares of common stock from HNA. Park now expects the full year 2018 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)
	2018 Outlook				Variance to Prior Outlook
	as of May 3, 2018				as of March 9, 2018
Metric	Low		High		Low		High
Comparable RevPAR Growth	0.5%		2.5%		0.5%		0.5%

Net income	$336		$369		$104		$103
Net income attributable to stockholders	$331		$364		$104		$104
Diluted earnings per share(1)	$1.62		$1.78		$0.51		$0.51

Adjusted EBITDA	$710		$750		$5		$5
Comparable Hotel Adjusted EBITDA margin change	(70)	bps	30	bps	10	bps	10	bps
Adjusted FFO per share - Diluted(1)	$2.76		$2.92		$0.02		$0.02

(1)	Per share amounts are calculated based on unrounded numbers.

Full year 2018 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $44 million, excluding $16 million of non-cash share-based compensation expense and $6 million of transition expense;
•	Fully diluted weighted average shares are expected to be 203.8 million;
•

Includes $8 million of Adjusted EBITDA from the Caribe Hilton representing a full year of operations, for which Park expects to be covered by business interruption insurance resulting from the hotel being closed for most of 2018 following the damage caused by Hurricane Maria; and

•	Excludes potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter 2018 results on May 4, 2018 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally, and requesting Park Hotels & Resorts’ First Quarter 2018 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated acquisitions and dispositions (including the expected completion of the sale of Park’s interests in the entities owning the Hilton Berlin), the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 55 premium-branded hotels and resorts with over 32,000 rooms, a majority of which are located in prime United States markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	March 31,	December 31,
	2018	2017
ASSETS
Property and equipment, net	$8,051	$8,311
Assets held for sale, net	—	37
Investments in affiliates	87	84
Goodwill	607	606
Intangibles, net	28	41
Cash and cash equivalents	172	364
Restricted cash	108	15
Accounts receivable, net	138	125
Prepaid expenses	54	48
Other assets	91	83
TOTAL ASSETS	$9,336	$9,714
LIABILITIES AND EQUITY
Liabilities
Debt	$2,946	$2,961
Accounts payable and accrued expenses	172	215
Due to hotel manager	108	141
Due to Hilton Grand Vacations	138	138
Deferred income tax liabilities	46	65
Other liabilities	211	232
Total liabilities	3,621	3,752
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 201,168,293 shares issued and 201,095,915 shares outstanding as of March 31, 2018 and 214,873,778 shares issued and 214,845,244 shares outstanding as of December 31, 2017	2	2
Additional paid-in capital	3,578	3,825
Retained earnings	2,193	2,229
Accumulated other comprehensive loss	(8)	(45)
Total stockholders' equity	5,765	6,011
Noncontrolling interests	(50)	(49)
Total equity	5,715	5,962
TOTAL LIABILITIES AND EQUITY	$9,336	$9,714

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues
Rooms	$418	$432
Food and beverage	183	192
Ancillary hotel	50	47
Other	17	13
Total revenues	668	684

Operating expenses
Rooms	112	113
Food and beverage	126	131
Other departmental and support	156	164
Other property-level	53	51
Management and franchise fees	33	34
Depreciation and amortization	70	70
Corporate general and administrative	16	14
Other	17	13
Total expenses	583	590

Gain on sales of assets, net	89	—

Operating income	174	94

Interest income	1	—
Interest expense	(31)	(30)
Equity in earnings from investments in affiliates	4	4
Gain on foreign currency transactions	1	1

Income before income taxes	149	69
Income tax benefit	—	2,281

Net income	149	2,350
Net loss attributable to noncontrolling interests	1	—
Net income attributable to stockholders	$150	$2,350

Earnings per share:
Earnings per share - Basic	$0.71	$11.63
Earnings per share - Diluted	$0.71	$11.01

Weighted average shares outstanding - Basic	211	202
Weighted average shares outstanding - Diluted	212	213

Dividends declared per common share	$0.43	$0.43

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended
	March 31,
	2018	2017
Net income	$149	$2,350
Depreciation and amortization expense	70	70
Interest income	(1)	—
Interest expense	31	30
Income tax benefit	—	(2,281)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	7	5
EBITDA	256	174
Gain on sales of assets, net	(89)	—
Gain on foreign currency transactions	(1)	(1)
Transition expense	2	1
Share-based compensation expense	4	3
Other items	2	—
Adjusted EBITDA	$174	$177

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
Adjusted EBITDA	$174	$177
Less: Adjusted EBITDA from investments in affiliates	12	9
Less: All other(1)	(12)	(12)
Hotel Adjusted EBITDA	174	180
Less: Adjusted EBITDA from non-comparable hotels	15	21
Comparable Hotel Adjusted EBITDA	$159	$159

(1) Includes other revenue and other expense, non-income taxes on REIT leases and corporate general and administrative expenses.

	Three Months Ended
	March 31,
	2018	2017
Total Revenues	$668	$684
Less: Other revenue	17	13
Less: Revenues from non-comparable hotels(1)	61	83
Comparable Hotel Revenue	$590	$588

(1) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases.

	Three Months Ended
	March 31,
	2018	2017
Comparable Hotel Revenues	$590	$588
Comparable Hotel Adjusted EBITDA	$159	$159
Comparable Hotel Adjusted EBITDA margin	26.9%	27.0%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Net income attributable to stockholders	$150	$2,350
Depreciation and amortization expense	70	70
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Gain on sales of assets, net	(89)	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(4)	(4)
Pro rata FFO of investments in affiliates	10	8
NAREIT FFO attributable to stockholders	136	2,423
Gain on foreign currency transactions	(1)	(1)
Transition expense	2	1
Share-based compensation expense	4	3
Other items(1)	(4)	(2,288)
Adjusted FFO attributable to stockholders	$137	$138

NAREIT FFO per share - Diluted(2)	$0.64	$11.36
Adjusted FFO per share - Diluted(2)	$0.65	$0.64
Weighted average shares outstanding - Diluted	212	213

(1)	The three months ended March 31, 2017 includes an income tax benefit from the derecognition of deferred tax liabilities of $2,288 million associated with Park’s intent to elect REIT status.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income	$336	$369
Depreciation and amortization expense	283	283
Interest income	(4)	(4)
Interest expense	125	128
Income tax expense	12	16
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	24	24
EBITDA	776	816
Transition expense	6	6
Share-based compensation expense	16	16
Gain on sale of assets, net	(89)	(89)
Other items	1	1
Adjusted EBITDA	$710	$750

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to stockholders	$331	$364
Depreciation and amortization expense	283	283
Depreciation and amortization expense attributable to noncontrolling interests	(3)	(3)
Gain on sale of assets, net	(89)	(89)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(16)	(16)
Pro rata FFO of equity investments	33	33
NAREIT FFO attributable to stockholders	539	572
Transition expense	6	6
Share-based compensation expense	16	16
Other items	1	1
Adjusted FFO attributable to stockholders	$562	$595
Adjusted FFO per share - Diluted(1)	$2.76	$2.92
Weighted average diluted shares outstanding	203.8	203.8

(1)     Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction expense associated with the potential disposition of hotels or acquisition of a business;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders and NAREIT FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes NAREIT FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently. The Company calculates NAREIT FFO per diluted share as NAREIT FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts NAREIT FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction expense associated with the potential disposition of hotels or acquisition of a business;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty losses;
•	Litigation gains and losses outside the ordinary course of business; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its consolidated hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its portfolio since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 46 hotels that are consolidated as of March 31, 2018, 44 hotels have been classified as comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village in 2017 to HGV timeshare units, and due to the effects of the hurricane at the Caribe Hilton in Puerto Rico and the expected continued effects from business interruption in 2018, the results from these properties were excluded from comparable hotels. The Company’s comparable hotels also exclude the 12 hotels that were sold in January and February 2018.